REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Trustees of Pioneer Series Trust
XII and the Shareowners of Pioneer Disciplined
Growth Fund:
In planning and performing our audit of the
financial statements of Pioneer Disciplined Growth
Fund (the "Fund"), the sole portfolio comprising
Pioneer Series Trust XII, as of and for the year
ended August 31, 2015, in accordance with the
standards of the Public Company Accounting
Oversight Board (United States), we considered the
Fund's internal control over financial reporting,
including controls over safeguarding securities, as a
basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing
an opinion on the effectiveness of the Fund's
internal control over financial
reporting.  Accordingly, we express no such
opinion.
The management of the Fund is responsible for
establishing and maintaining effective internal
control over financial reporting.  In fulfilling this
responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls.  A fund's
internal control over financial reporting is a process
designed to provide reasonable assurance regarding
the reliability of financial reporting and the
preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles.  A fund's internal control
over financial reporting includes those policies and
procedures that (1) pertain to the maintenance of
records that, in reasonable detail, accurately and
fairly reflect the transactions and dispositions of the
assets of the fund; (2) provide reasonable assurance
that transactions are recorded as necessary to permit
preparation of financial statements in accordance
with generally accepted accounting principles, and
that receipts and expenditures of the fund are being
made only in accordance with authorizations of
management of the fund and trustees of the trust;
and (3) provide reasonable assurance regarding
prevention or timely detection of unauthorized
acquisition, use, or disposition of a fund's assets
that could have a material effect on the financial
statements.
Because of its inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements.  Also, projections of any evaluation
of effectiveness to future periods are subject to the
risk that controls may become inadequate because
of changes in conditions, or that the degree of
compliance with the policies or procedures may
deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of a
control does not allow management or employees,
in the normal course of performing their assigned
functions, to prevent or detect misstatements on a
timely basis.  A material weakness is a deficiency,
or a combination of deficiencies, in internal control
over financial reporting, such that there is a
reasonable possibility that a material misstatement
of a fund's annual or interim financial statements
will not be prevented or detected on a timely basis.
Our consideration of the Fund's internal control
over financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control that might be material weaknesses under
standards established by the Public Company
Accounting Oversight Board (United
States).  However, we noted no deficiencies in the
Fund's internal control over financial reporting and
its operation, including controls for safeguarding
securities that we consider to be a material
weakness, as defined above, as of August 31, 2015.
This report is intended solely for the information
and use of management and the Trustees of Pioneer
Series Trust XII and the Securities and Exchange
Commission and is not intended to be and should
not be used by anyone other than these specified
parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
October 28, 2015